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                                                               EXHIBIT (10) - 11



                          FORM OF EMPLOYMENT AGREEMENT


         THIS EMPLOYMENT AGREEMENT (this "Agreement") is effective _________, 1999 (the "Effective Date"), by and between The Banc Corporation, a Delaware corporation ("TBC"), C&L Bank of Bristol, a Florida banking corporation (the "Bank" or "Employer"), and Jed M. Hiers ("Executive").

                                    Recitals

         WHEREAS, TBC has entered into that certain Plan and Agreement of Merger, dated as of February 25, 1999, by and between The Banc Corporation and C&L Banking Corporation (the "Company") (the "Plan of Merger"), pursuant to which the Company will be merged with and into TBC and the Bank will become a subsidiary of TBC;

         WHEREAS, Executive has been and continues to be employed by the Bank and as a condition to the consummation of the transactions provided for in the Plan of Merger, Executive and Employer have agreed to enter into this agreement;

         WHEREAS, the Employer desires to employ Executive as the President of the Bank and the Executive is willing to accept such employment;

                                    Agreement

         NOW THEREFORE, in consideration of the mutual recitals and covenants contained herein, the parties hereby agree as follows:

         1. EMPLOYMENT. Employer agrees to employ Executive and Executive agrees to be employed by Employer, subject to the terms and provisions of this Agreement.

         2.       TERM. The employment of Executive by Employer as provided in
Section 1 will be for a period of three (3) years commencing on the Effective Date for a three year term and terminable by Employer only upon prior notice pursuant to Section 8 for a period equal to the remaining term or otherwise as provided in Section 7. The Board of Directors of Employer shall review this Agreement at least annually to consider renewal for an additional three-year term.

         3. DUTIES; EXTENT OF SERVICES. Executive shall perform for Employer all duties incident to the position of President of the Bank. In addition, Executive shall engage in such other services for Employer or its affiliates as Employer from time to time shall direct. Executive shall use his best efforts in, and devote his entire time, attention, and energy, to Employer's business; provided that nothing contained herein is intended to prohibit Executive from spending a reasonable amount of time managing his personal investments and discharging his civic responsibilities as long as such activities do not interfere with his duties and obligations under this Agreement.



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         4.       COMPENSATION.

                  During the Term of this Agreement:

                  a. Compensation: Executive's total annual cash compensation shall be an amount not less than $120,000.

                  b. Life Insurance: Term life insurance equal to two times base compensation, plus life insurance policies on dependents.

                  c. Insurance: Fully paid health insurance (employee and dependents, customary plan), fully-paid disability and dental insurance.

                  d. Retirement: Standard plans offered by Employer, including profit-sharing, 401K, etc.

                  e. Civic clubs: Employer pays fees for any clubs which Executive joins at Employer's request.

                  f. Vacation, sick days, holidays: pursuant to Employer's standard policies.

                  g. Other executive compensation plans: Full participation in other executive level compensation plans offered by the Employer and affiliates until termination of this agreement.

         5. DISCLOSURE OF INFORMATION. Executive will not, during or after the term of this Agreement, (i) disclose any confidential information or any information regarding the business or operations of TBC or Employer to any person, firm, corporation, association, or other entity not employed by or affiliated with TBC or Employer for any reason on purpose whatsoever, or (ii) use any confidential information for any reason other than to further the business of TBC and Employer. Executive agrees to return any written confidential information, and all copies thereof, upon the termination of Executive's employment (whether hereunder or otherwise).

         6. NON-COMPETITION. Except as specifically provided otherwise in this Agreement, during the period of his employment by Employer and for such time as Employer is paying to Executive any of the compensation provided in
Section 4 and for one year thereafter, Executive will not, directly or indirectly, carry on or engage in the business of banking or solicit or do similar business with any customer of the Bank, TBC or its subsidiaries in Calhoun County, Florida, Liberty County, Florida or in any county located west of Calhoun or Liberty County, Florida. The Employee agrees that the geographic scope and duration of the foregoing restriction on competition is reasonable. Employee agrees to execute and deliver such certifications and other instruments as the Employer may reasonably request in order to show compliance with the terms of this provision.


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         7.       TERMINATION.

         a. Employer shall be obligated to comply with all provisions of this Agreement and may terminate Executive only For Cause. "For Cause" shall mean (i) any act on the part of Executive which constitutes fraud or willful malfeasance of duty or an act of moral turpitude and is demonstrably likely to lead to material injury to the Bank or TBC, (ii) a felony conviction of Executive; or (iii) the suspension or removal of Executive by federal or state banking regulatory authorities; provided, that "For Cause" shall not include Executive's medical disability.

         b. If Employer terminates Executive's employment hereunder "For Cause" or if Executive terminates his employment hereunder Executive shall not be entitled to any further compensation from Employer and the provisions of
Section 6 shall survive for one year following the date of such termination.

         c. If Employer terminates Executive other than "For Cause", (i) all rights and obligations specified in Section 6 shall survive any such termination for three years following the date of such termination and, (ii) Executive shall continue to receive the compensation provided for in Section 4 for three years following the date of such termination.

         d. The provisions of Section 5 shall survive regardless of any termination of Executive's employment hereunder, whether voluntary or involuntary.

         8. NOTICE. For the purposes of this Agreement, notices and demands shall be deemed given when mailed by United States mail, addressed in the case of the Bank to C&L Bank of Bristol, Post Office Box 550, Bristol, Florida 32321, Attention: Chief Executive Officer with a copy to The Banc Corporation, 17 North 20th Street, Birmingham, Alabama 35203, Attention: James
A. Taylor; or in the case of the Executive to Post Office Box 552, Bristol, Florida 32321.

         9. MISCELLANEOUS. No provision of this Agreement may be modified, waived or discharged unless such modification, waiver or discharge is agreed to in writing. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Alabama. This Agreement supersedes and cancels any prior employment agreement or understanding entered into between Executive and the Company, the Bank or TBC.

         10. VALIDITY. The invalidity of any provision or provisions of this Agreement shall not affect any other provision of this Agreement, which shall remain in full force and effect, nor shall the invalidity of a portion of any provision of this Agreement affect the balance of such provision.

         11. PARTIES. This Agreement shall be binding upon and shall inure to the benefit of any successors or assigns to the the Bank or TBC. Executive may not assign any of his rights or delegate any of his duties or obligations under this Agreement or any portion hereof.



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         IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by Executive and by a duly authorized officer of the Bank and TBC as of the date first above written.


Witnesses:



-----------------------------------         -----------------------------------
                                                      Jed M. Hiers



Attest:                                     C&L BANK OF BRISTOL


By:                                         By:
   --------------------------------            --------------------------------
Its:   Secretary
                                            Its:
                                                -------------------------------

[Corporate Seal]


Attest:                                     THE BANC CORPORATION


By:                                         By:
   --------------------------------            --------------------------------
Its:   Secretary
                                            Its:
                                                -------------------------------

[Corporate Seal]












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